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                 WHOLLY-OWNED SUBSIDIARIES OF NASH FINCH COMPANY

                                                                    EXHIBIT 21.1

                  Subsidiary                              State of
                 Corporation                            Incorporation
                 -----------                            -------------
Erickson's Diversified Corporation                       Wisconsin
Edina, Minnesota

GTL Truck Lines, Inc.                                    Nebraska
Omaha, Nebraska

Hinky Dinky Supermarkets, Inc.                           Nebraska
Edina, Minnesota

Nash Finch Funding Corp.                                 Delaware
Edina, Minnesota

Piggly Wiggly Northland Corporation                      Minnesota
Edina, Minnesota

Super Food Services, Inc.                                Delaware
Dayton, Ohio

T.J. Morris Company                                       Georgia
Statesboro, Georgia

U-Save Foods, Inc.                                       Nebraska
Edina, Minnesota